Exhibit 10.11(h)
AMENDMENT NO. 7
TO THE
VWR INTERNATIONAL, LLC RETIREMENT PLAN
(As Amended and Restated Effective June 1, 2005)
WHEREAS, VWR International, LLC (“VWR”) maintains the VWR International, LLC Retirement Plan (the “Plan”) for the benefit of its selected employees; and
WHEREAS, the Plan was most recently amended and restated effective June 1, 2005, and was subsequently amended on six occasions; and
WHEREAS, Section 11.1 of the Plan provides that the Benefit and Retirement Plan Committee of VWR (the “Committee”) is authorized to adopt Plan amendments that have no substantial adverse impact on any “Employer” or the Plan; and
WHEREAS, the Committee desires to amend the Plan to reflect a relevant provision of the Heroes Earning Assistance and Relief Act of 2008;
NOW, THEREFORE, effective as of the date set forth below, the Plan is hereby amended as follows:
1.	Effective January 1, 2009, Section 8.2(f) of the Plan (as amended by Amendment No. 4 to the Plan) is amended by adding a new sentence to the end thereof to read in its entirety as follows:
Effective January 1, 2009, differential wage payments (within the meaning of section 3401(h)(2) of the Code) shall constitute “compensation” for purposes of this Section 8.2 (and for purposes of any other definition of compensation used in the Plan that is based on the definition set forth in section 415 of the Code).
IN WITNESS WHEREOF, the Benefit and Retirement Plan Committee has caused this Amendment No. 7 to be adopted on behalf of VWR International, LLC this 15th day of December, 2010.

Attest:	VWR INTERNATIONAL, LLC

/s/ Laureen Quinter	By:	/s/ Paul Dumas